As filed with the Securities and Exchange Commission on April 27, 2010
Registration No. 333- 163677

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYNUTRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4306188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2275 Research Blvd., Suite 500
Rockville, Maryland 20850
(301) 840-3888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Weiguo Zhang
President and Chief Operating Officer
2275 Research Blvd., Suite 500
Rockville, Maryland 20850
(301) 840-3888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard Zhang, Esq. Davis Polk & Wardwell LLP 26/F, Twin Towers West B12, Jian Guo Men Wai Avenue Chao Yang District Beijing 100022, China (86) 10 8567 5000	Richard A. Drucker, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

 Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered (1)	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)		Amount Of Registration Fee
Primary Offering:
Common Stock, par value $0.0001 per share (3)
Preferred Stock, par value $0.0001 per share
Warrants (4)
Units
Total Primary Offering:			$100,000,000	(5)	$5,580.00	(6)
Secondary Offering:
Common Stock, par value $0.0001 per share	40,000,000	$13.83	$553,200,000		$30,868.56	(7)
Total:			$653,200,000		$36,448.56	(8)

(1)
This registration statement covers an indeterminate number of common stock, preferred stock, and warrants of Synutra International, Inc. as may from time to time be issued at indeterminate prices, in United States dollars or the equivalent thereof in any other currency, composite currency or currency unit, as shall result in an aggregate initial offering price for all securities in an amount not to exceed $100,000,000 and as may be issued upon conversion or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In addition, up to 40,000,000 shares of our common stock may be sold pursuant to this registration statement by the selling stockholders described herein.

(2)
Pursuant to General Instruction II.D of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised but, other than with respect to the secondary offering, does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(3)	Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.

(4)
Warrants will represent rights to purchase common stock or preferred stock registered hereby.  Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(5)
Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933.  Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(6)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(7)
Pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the NASDAQ Global Select Market on December 9, 2009.

(8)	The registration fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27,  2010

PROSPECTUS
$100,000,000

SYNUTRA INTERNATIONAL, INC.
Common Stock
Preferred Stock
Warrants
Units

40,000,000 Shares of Common Stock Offered by the Selling Stockholders

We may offer, from time to time, in one or more series:

•            shares of our common stock;

•            shares of our preferred stock;

•            warrants to purchase common stock and/or preferred stock; and

•            units consisting of two or more of these classes or series of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $100,000,000, on terms to be determined at the time of offering.  In addition, from time to time, the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” may sell up to an aggregate of 40,000,000 shares of our common stock held by them.  We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities that we or the selling stockholders may offer and sell from time to time.  Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered and may also add, update or change the information in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We or the selling stockholders may offer and sell these securities directly to you, through agents, underwriters or dealers.  If any agent, dealer or underwriter is involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in a prospectus supplement.

Our shares of common stock are quoted on the Nasdaq Global Select Market under the symbol “SYUT.”  On April 26, 2010 , the closing sale price of our common stock, as reported on the Nasdaq Global Select Market, was $22.72 per share.  As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is         , 2010 .

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to.  No dealer, salesperson or other person is authorized to give information that is different.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process.  Under the shelf registration process, we may offer common stock, preferred stock, warrants or units from time to time in one or more offerings up to a total public offering price of $100,000,000 and the selling stockholders may, from time to time, sell common stock in one or more offerings, up to a total of 40,000,000 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer.  If required, each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities.  A prospectus supplement may include a discussion of risks or other special considerations applicable to us, the selling stockholders or the offered securities.  A prospectus supplement may also add, update or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement.  Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus.  As permitted by the SEC’s rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto.  For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it.  Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete.  We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

We file reports with the SEC on a regular basis that contain financial information and results of operations.  You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website site at http://www.sec.gov that contains reports, proxy statements, information statements and other information regarding registrants such as us that file electronically with the SEC.  You may also obtain information about us at our website at http://www.synutra.com .  However, the information on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings (File No. 001-33397) listed below.  This information is considered a part of this prospectus.  These documents are as follows:

•	Our annual report on Form 10-K for our fiscal year ended March 31, 2009 (filed on June 15, 2009);

•	Our quarterly reports on Form 10-Q for the quarters ended June 30, 2009 (filed on August 10, 2009), September 30, 2009 (filed on November 9, 2009) and December 31, 2009 (filed on February 9, 2010) ;

•	Our current reports on Form 8-K filed on September 15, 2009, November 2, 2009, November 5, 2009, January 12, 2010 and March 4, 2010 ; and

•
The description of our common stock under “Description of Securities” contained in our Registration Statement on Form 10-SB filed with the SEC on June 15, 2004, including any amendment or report filed that updates such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.  Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this prospectus by reference.  Requests for such copies should be directed to Synutra International, Inc., Attention: Investor Relations, 2275 Research Blvd., Suite 500, Rockville, Maryland 20850, telephone number (301) 840-3888.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently-filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like, the negatives of such expressions, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the expected growth of the nutritional products and infant formula markets in China;

•	market acceptance of our products;

•	our expectations regarding demand for our products;

•	our ability to stay abreast of market trends and technological advances;

•	competition in the infant formula industry in China;

•	PRC governmental policies and regulations relating to the nutritional products and infant formula industries; and

•	general economic and business conditions in China.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions “Risk Factors,” “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk,”  and any of those made in our other reports filed with the SEC.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Additional risks relating to our business, the industries in which we operate or any securities we or the selling stockholders may offer and sell under this prospectus may be described from time to time in our filings with the SEC.  We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

ABOUT SYNUTRA INTERNATIONAL, INC.

We are a leading infant formula company in China. We principally produce, market and sell our products under the “Shengyuan,” or “Synutra,” name, together with other complementary brands. We focus on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. We sell our products through an extensive nationwide sales and distribution network covering 30 provinces and provincial-level municipalities in China. As of December 31 , 2009, this network comprised over 540 distributors and over 1,000 sub-distributors who sell our products in over 67,000 retail outlets.

We currently have three reportable segments which are:

•
Powdered formula segment: Powdered formula segment covers the sale of powdered infant and adult formula products. It includes the brands of Super, U-Smart, Mingshan which was launched in October 2008 and Helanruniu which was launched in December 2008;

•
Baby food segment: Baby food segment covers the sale of prepared baby food and nutritional snacks for babies and children. It includes the brand of Huiliduo which was launched in March 2009 and the nutritional snacks component which we expect to launch in 2010; and

•
Nutritional ingredients and supplements segment: Nutritional ingredients and supplements segment covers the production and sale of nutritional ingredients and supplements such as chondroitin sulfate, and microencapsulated Docosahexanoic Acid and Arachidonic Acid.

Each of our segments is discussed in greater detail in the information incorporated by reference into this prospectus.

We are a Delaware holding company and conduct substantially all of our business through our operating subsidiaries in China. We own all or majority of the equity interests in our operating subsidiaries, directly or indirectly, through Synutra, Inc., or Synutra Illinois, an intermediate holding company. Synutra Illinois was incorporated in Illinois in 2000 and has no other significant assets and operations of its own. Our corporate structure reflects common practice for companies with operations in China where separate legal entities are often required or advisable for tax or administrative reasons.

We began our business operations in China in 1998. In a series of related transactions between 2003 and 2005, Synutra Illinois acquired all the interest in our operating subsidiaries in China. On July 15, 2005, Synutra Illinois completed a reverse acquisition transaction with Vorsatech Ventures, Inc., or Vorsatech. Upon the consummation of this share exchange transaction, Vorsatech’s total issued and outstanding common stock equaled 50,000,713 shares, including 48,879,500 shares issued pursuant to the reverse acquisition transaction and 1,121,213 shares owned by Vorsatech’s existing stockholders. Thereafter, Synutra Illinois became Vorsatech’s wholly owned subsidiary and Vorsatech became the reporting entity for our business. We subsequently changed the name of the reporting entity to Synutra International, Inc.

In July 2005, we changed our fiscal year end from December 31 to March 31 beginning with the fiscal year ended March 31, 2005. This change was intended to simplify communication with stockholders and enables the reporting of our financial results in a timeframe consistent with Vorsatech.

Our principal corporate office is located at 2275 Research Blvd., Suite 500, Rockville, Maryland 20850, and our telephone number is 301-840-3888.  We maintain a website at http://www.synutra.com .  None of the information contained on our website or on our websites linked is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and in the applicable prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from any sale of our securities under this prospectus.  We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying existing debt, and for working capital, capital expenditures and acquisitions.  We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.  Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges, for the periods indicated, are set forth below:

Nine Months Ended December 31,	Year Ended March 31,				Three Months Ended March 31,		Year Ended December 31,
2009	2009	2008	2007	2006	2005	2004	2004
(1)	(1)	8.2x	8.6x	6.1x	13.1x	9.5x	3.6x

(1)
For purposes of this calculation, “Earnings” is Income (loss) before income taxes plus Fixed Charges and Amortization of capitalized interest less Noncontrolling interest and Capitalized interest. “Fixed Charges” is Interest expense plus Capitalized interest and Estimation of the interest within rental expense.  Earnings were insufficient to cover fixed charges by $41.4 million and $132.2 million, for the nine months ended December 31 , 2009 and the fiscal year ended March 31, 2009, respectively.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our common and preferred stock.  For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our amended and restated certificate of incorporation and bylaws.  When we or the selling stockholders offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus.  Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of:

•	250,000,000 shares of common stock, par value $0.0001 per share; and

•	20,000,000 shares of preferred stock, par value $0.0001 per share.

As of the date of this prospectus, there were 54,000,713 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefor and (ii) in the event of our liquidation, dissolution or winding-up to share ratably all assets remaining after payment of liabilities and the liquidation preference of any preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock which we may issue in the future.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions stated in our amended and restated certificate of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. Currently, we have not designated any series of preferred stock or otherwise issued any shares of preferred stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company might harm the market price of our common stock.

Provisions of our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law

We are governed by the Delaware General Corporation Law. Our amended and restated certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting, or brought before the meeting by, or at the direction of, our board of directors, or by a stockholder who was a stockholder of record on the record date fixed for determining stockholders entitled to vote at such meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.

Blank Check Preferred Stock

Our certificate of incorporation provides for 20,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations our board of directors were to determine that a takeover proposal is not in the best interest of us and our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of director’s broad powers to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The overall effect of the foregoing provisions may be to deter a future tender offer. Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock are quoted on the Nasdaq Global Select Market under the symbol “SYUT”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock (“preferred stock warrants”) or common stock (“common stock warrants,” and collectively with the preferred stock warrants, “warrants”).  We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached or separate from the securities.  We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants and common stock warrants being offered, including the following:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the number of the warrants issued with each share of preferred stock or common stock;

•	any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock shares will be separately transferrable;

•	if applicable, a discussion of the material United States Federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire; and

•	the maximum or minimum number of the warrants which may be exercised at any time.

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares of preferred stock or common stock being offered.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock or common stock purchaseable upon the exercise.  If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities.  For example, we might issue units consisting of a combination of preferred stock and warrants to purchase common stock.  If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units.  In addition, each prospectus supplement relating to units will:

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

•	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to an aggregate of 40,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, consisting of:

•
36,000,000 shares of our common stock owned by Beams Power Investment Limited, or Beams, a British Virgin Islands company in which Xiuqing Meng, the wife of our Chairman of the Board and Chief Executive Officer, Liang Zhang, is the sole shareholder and director, acquired in connection with a reverse acquisition transaction that Synutra Illinois completed on July 15, 2005 with Vorsatech Ventures, Inc., pursuant to which Beams was issued the shares in exchange for all of the outstanding capital stock of Synutra Illinois held by it; and

•
4,000,000 shares of our common stock owned by Warburg Pincus Private Equity IX, L.P., or Warburg, and certain related entities, acquired pursuant to a Common Stock Purchase Agreement dated May 24, 2007 between us and Warburg.

Information about the selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We or the selling stockholders may also enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.  We or the selling stockholders may also loan or pledge securities covered by this prospectus and applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We or the selling stockholders may distribute the securities from time to time in one or more transactions at

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities.  A prospectus supplement will describe the terms of any sale of securities we or the selling stockholders are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities.  Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices.  Underwriters may be deemed to have received compensation from us or the selling stockholders from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.  Underwriters may be involved in any of the market offering of equity securities by or on our behalf or by or on the selling stockholders’ behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

Through Agents and Dealers

We or the selling stockholders will name any agent involved in a sale of securities, as well as any commissions payable by us or the selling stockholders to such agent, in a prospectus supplement.  Unless we or the selling stockholders indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement will indentify any remarketing firm and will describe the terms of its agreement, if any, with us or the selling stockholders and its compensation.

If we or the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we or the selling stockholders will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we or the selling stockholders will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates.  Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts.  We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.  We or the selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Shares of our common stock are quoted on the Nasdaq Global Select Market.  Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so.  Therefore, there may not be liquidity or a trading market for any series of securities.

Underwriters, dealers or agents who may become involved in the sale of our securities may be customers of, engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment transactions involve sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.  We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

Selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Davis Polk & Wardwell LLP .

EXPERTS

The consolidated financial statements of the Company as of and for the two years ended March 31, 2009, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on November 5, 2009 and the effectiveness of the Company’s internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, filed on June 15, 2009, have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include explanatory paragraphs regarding the Company’s going concern and the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109,” effective April 1, 2007, and the retrospective adoption of FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulleting No. 51” effective April 1, 2009, appearing in the Company’s Current Report on Form 8-K filed on November 5, 2009 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009).  Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of the Company as of and for the year ended March 31, 2007, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, have been audited by Rotenberg & Co., LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the registration of the securities offered hereby are estimated as follows:

Securities and Exchange Commission registration fee	$36,448.56
Cost of printing and duplicating		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous		(1)
Total		(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits our board of directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of us, or serving or having served, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

We have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, and against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of the company. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officer, employees or agents in which indemnification would be required or permitted. We believe provisions in our amended and restated certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Synutra International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 10, 2008)

3.2	Amended and Restated Bylaws of Synutra International, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 10, 2008)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on June 16, 2008)

4.2
Warrant Agreement among Beams Power Investment Limited, Synutra International, Inc., the Bank of New York as Warrant Agent, and ABN AMRO Bank N.V., Hong Kong Branch, dated April 19, 2007 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 24, 2007)

4.3
Registration Rights Agreement between Synutra International, Inc. and ABN AMRO Bank N.V., Hong Kong Branch, dated April 19, 2007 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 24, 2007)

4.4
Registration Rights Agreement between Synutra International, Inc. and Warburg Pincus Private Equity IX, L.P., dated June 15, 2007 (incorporated by reference to Exhibit A to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A filed on June 1, 2007)

4.5*	Form of Preferred Stock Certificate.

4.6*	Form of Common Stock Warrant Certificate.

4.7*	Form of Preferred Stock Warrant Certificate.

4.8*	Form of Common Stock Warrant Agreement.

4.9*	Form of Preferred Stock Warrant Agreement.

4.10*	Form of Unit Agreement

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	Consent of Rotenberg & Co., LLP

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (see page II-6 of Registration Statement on Form S-3 (File No.333-163677) filed on December 11, 2009).
__________________

*
To be filed, as applicable, by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference in connection with the offering of the securities.

**	Previously filed.

ITEM 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in  the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

 (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4)           That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)           each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.   Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

 (5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 27, 2010.
SYNUTRA INTERNATIONAL, INC.

By:	/s/ Liang Zhang
Liang Zhang
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Liang Zhang	Chairman of the Board and Chief Executive Officer	April 27, 2010
Liang Zhang	(Principal Executive Officer)

/s/ Joseph Chow	Chief Financial Officer, (Principal Financial and	April 27, 2010
Joseph Chow	Accounting Officer)

*	Director	April 27, 2010
Jinrong Chen

*	Director	April 27, 2010
Yiu-Chun Chan

*	Director	April 27, 2010
Lei Lin

*	Director	April 27, 2010
William W. Wu
*By:	/s/ Liang Zhang
ATTORNEY-IN-FACT

Index to Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Synutra International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 10, 2008)

3.2	Amended and Restated Bylaws of Synutra International, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 10, 2008)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on June 16, 2008)

4.2
Warrant Agreement among Beams Power Investment Limited, Synutra International, Inc., the Bank of New York as Warrant Agent, and ABN AMRO Bank N.V., Hong Kong Branch, dated April 19, 2007 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 24, 2007)

4.3
Registration Rights Agreement between Synutra International, Inc. and ABN AMRO Bank N.V., Hong Kong Branch, dated April 19, 2007 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 24, 2007)

4.4
Registration Rights Agreement between Synutra International, Inc. and Warburg Pincus Private Equity IX, L.P., dated June 15, 2007 (incorporated by reference to Exhibit A to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A filed on June 1, 2007)

4.5*	Form of Preferred Stock Certificate.

4.6*	Form of Common Stock Warrant Certificate.

4.7*	Form of Preferred Stock Warrant Certificate.

4.8*	Form of Common Stock Warrant Agreement.

4.9*	Form of Preferred Stock Warrant Agreement.

4.10*	Form of Unit Agreement

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	Consent of Rotenberg & Co., LLP

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (see page II-6 of Registration Statement on Form S-3 (File No.333-163677) filed on December 11, 2009).
_________________

*
To be filed, as applicable, by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference in connection with the offering of the securities.

**	Previously filed.